UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 7, 2014

Date of Report (Date of earliest event reported)

lululemon athletica inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Cornwall Avenue

Vancouver, British Columbia

Canada, V6J 1C7

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2014, lululemon athletica inc., a Delaware corporation (the “Company”), entered into a support agreement (the “Support Agreement”) with Dennis J. Wilson and certain entities affiliated with Advent International Corporation (collectively, “Advent”) in connection with a Stock Purchase Agreement between Advent and Mr. Wilson dated August 7, 2014 (the “Purchase Agreement”). Pursuant to the Support Agreement, effective as of the closing of the transactions contemplated in the Purchase Agreement, the board of directors of the Company (the “Board”) agreed to (i) expand the size of the Board from ten directors to twelve directors and to appoint David M. Mussafer and Steven J. Collins to fill the resulting vacancies; (ii) appoint Mr. Mussafer as co-Chairman of the Board and as a member of the nominating and governance committee of the Board; and (iii) appoint Mr. Collins as an observer to the audit committee of the Board and as a member of the compensation committee of the Board.

Mr. Mussafer is a Managing Partner of Advent International and Co-Chairman of Advent’s executive committee. He joined Advent in 1990 and has been a principal of the firm since 1993. He currently serves on the boards of directors of Charlotte Russe, Five Below, Serta Simmons, and Vantiv. Mr. Mussafer was previously a member of lululemon’s board of directors between 2005 and 2010. He also served on the boards of directors of American Radiology Services, Amscan/Party City, Contact East, Datek Online Holdings, Dollar Express, Dufy AG, Forster Holdings, Hudson News, The Island ECN, Kirkland’s, Managed Healthcare Associates, O-Cedar, Shoes For Crews, Stone Products, and T-Chem Holdings. Mr. Mussafer received a B.S.M. from Tulane University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Collins is a Managing Director of Advent International. He joined Advent in 1995 and has been a principal of the firm since 2000. He is a member of the boards of directors of Bojangles, Charlotte Russe, Five Below, and Party City, as well as Kirkland’s Inc., where he previously served as Chief Financial Officer. Mr. Collins was a member of lululemon’s board of directors between 2005 and 2009, and also served on the boards of directors of Ciraden, Resorts Sports Network, Serta Simmons, and Shoes for Crews. He received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from the Harvard Business School.

Pursuant to the Support Agreement, Advent and Mr. Wilson have agreed not to, directly or indirectly, solicit proxies for a period ending the day after the 2016 annual meeting of stockholders and not to, directly or indirectly, participate in a referendum, make a stockholder proposal, or participate in any contested solicitation with respect to the Company for a period of 18 months following the closing of the Support Agreement. Further, Advent and Mr. Wilson have agreed not to directly or indirectly offer to effect or otherwise support an acquisition of or extraordinary transaction involving the Company or any tender offer, exchange offer, or other change of control transactions for a period of 18 months following the closing of the Support Agreement without the consent of the Board.

The Support Agreement contains various other terms and provisions, including with respect to standstill, nondisparagement, nonsolicitation, nondisclosure and voting commitments entered into by the Company, Advent, and Mr. Wilson, as well as certain restrictions on purchases and transfers of the Company’s stock by Advent and Mr. Wilson.

The Company agreed to engage a consultant promptly following the closing of the Support Agreement to evaluate the corporate governance policies, processes and practices of the Company, the Board and its committees and to use its commercially reasonable efforts to cause the consultant to conclude its evaluation within 90 days.

Pursuant to the Support Agreement, Advent will have a continuing right to nominate (i) two designees to the Board for so long as Advent beneficially owns at least 10.0% of the Company’s voting securities or (ii) one designee to the Board for so long as Advent beneficially owns at least 6.75% (but less than 10.0%) of the Company’s voting securities. Further, for so long as Advent beneficially owns at least 6.75% of the Company’s voting securities, one of its nominees will have the opportunity to serve as co-Chairman of the Board and at least one of its nominees will have the opportunity to join each of the Board’s committees (subject to independence and other applicable requirements). Mr. Wilson will have a continuing right to nominate one designee to the Board for so long as he beneficially owns at least 8.0% of the Company’s voting securities. In the event that Advent no longer beneficially owns at least 2.0% of the Company’s voting securities, or that Mr. Wilson no longer beneficially owns at least 4.0% of the Company’s voting securities or he takes any action that would violate his standstill obligations summarized below, its or his respective designee will be required to resign from the Board.

The Support Agreement may be terminated (i) by the Company, Advent, or Mr. Wilson if the closing of the Support Agreement has not occurred within 100 days or (ii) by the Company, Advent, or Mr. Wilson upon a breach of a representation, warrant, covenant, or agreement in the Support Agreement that remains uncured for 30 days following written notice to the parties, and it will automatically terminate upon the termination of the Purchase Agreement.

Except for the Support Agreement, there were no arrangements or understanding pursuant to which any of Mr. Mussafer or Mr. Collins was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and any of the director appointees.

The Support Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. The foregoing description of the Support Agreement is qualified in its entirety by reference to such exhibit. A copy of the press release issued by the Company in connection with the Support Agreement is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Support Agreement, dated August 7, 2014, by and among the Company, Dennis J. Wilson, and the Advent International entities listed on the signature pages thereto

99.2	Press release dated August 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: August 7, 2014	/s/ John E. Currie
John E. Currie Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Support Agreement, dated August 7, 2014, by and among the Company, Dennis J. Wilson, and the Advent International entities listed on the signature pages thereto

99.2	Press release dated August 7, 2014